Exhibit 3.2


                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                      ESPO'S INC.




               Filed by:                       Kenneth C. Dollmann. Esq
                                               4250 Veterans. Memorial
                                               Highway
                                               Suite 295E
                                               Holbrook, New York 11741

             CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                        OF

                                   ESPO'S INC.


               Under Section 805 of the Business Corporation Law.

               The undersigned, the sole shareholder of ESPO'S INC. does hereby certify:

               1.   The name of the corporation in ESPO'S INC..

               2.   The  certificate  of  incorporation  was  filed  by   the
         Department of State on the 29th day of November, 1990.

               3. The certificate of incorporation is hereby amended as follows:

               (a) To change and increase the capitalization of this corporation from the presently authorized Two Hundred (200) shares without par value to Five Million (5,000.000) shares, each with a par value of One ($.O.01) Cent.

               4. The corporation presently is authorized to issue Two Hundred (200) shares without par value, One Hundred Fifty (150) of which have been issued. Such shares shall be changed into 800,100 of the newly authorized One Cent ($0.01) par value shares, at the rate of 1 for 5,334. The presently authorized but unissued Fifty
         (50) no par value shares shall be changed into 4,199,900 of the newly authorized One Cent ($0.01) par value shares, at the rate of 1 for 83.998.

               Paragraph FOURTH of the Certificate of Incorporation which sets forth the capitalization of this corporation shall read as follows:

               FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Five Million (5,000.000), each with a par value of One ($0.01) Cent.

               The above amendment to the certificate of incorporation was authorized by the vote of the board of directors and then by unanimous written consent of the holder of all the outstanding shares entitled to vote thereon.

             IN WITNESS WHEREOF, this certificate has been subscribed to this 17th day of July, 1998 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                              /s/
                                              -------------------
                                              JEFFREY R. ESPOSITO
                                              Sole Shareholder


                           [ FILING RECEIPT APPEARS HERE ]